Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this registration statement on Form N-1A (the “Registration Statement”) of our reports dated May 26, 2005, relating to the financial statements and financial highlights which appear in the March 31, 2005 Annual Reports to Shareholders of the Total Return Fund, Total Return Fund II, Total Return Fund III, Moderate Duration Fund, Low Duration Fund, Low Duration Fund II, Low Duration Fund III, Short-Term Fund, Long-Term U.S. Government Fund, Real Return Bond Fund, Real Return Bond Fund II, Real Return Asset Fund, Foreign Bond Fund (U.S. Dollar - Hedged), Foreign Bond Fund (Unhedged), Global Bond Fund (U.S. Dollar - Hedged), Global Bond Fund (Unhedged), Emerging Markets Bond Fund, High Yield Fund, Total Return Mortgage Fund, GNMA Fund, Money Market Fund, StocksPLUS Fund, Convertible Bond Fund, European Convertible Bond Fund, Investment Grade Corporate Bond Fund, Municipal Bond Fund, Short Duration Municipal Income Fund, California Municipal Bond Fund, California Intermediate Municipal Bond Fund, New York Municipal Bond Fund, CommodityRealReturnStrategy Fund, All Asset Fund, StocksPLUS Total Return Fund, All Asset All Authority Fund, Diversified Income Fund, European StocksPLUS TR Strategy Fund, Far East (Ex-Japan) StocksPLUS TR Strategy Fund, International StocksPLUS TR Strategy Fund, Japanese StocksPLUS TR Strategy Fund, RealEstateRealReturn Strategy Fund, StocksPLUS TR Short Strategy Fund, and Floating Income Fund (each a fund of the PIMCO Funds) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

Kansas City, MO

January 12, 2006